UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2014

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Memphis 60 Purchase and Sale Agreement

Reference is made to the Form 8-K filed on April 29, 2014, the Form 8-K filed on June 4, 2014, the Form 8-K filed on June 24, 2014, and the Form 8-K filed on July 7, 2014, by Reven Housing REIT, Inc. (the “Company”), which reported the entry by the Company into that certain Single Family Homes Real Estate Purchase and Sale Agreement dated April 24, 2014, as amended on May 31, 2014, June 19, 2014, and June 30, 2014 (the “Memphis 60 Agreement”), with H&J Properties, LLC, a Tennessee limited liability company, Memphis Cash Flow, GP, a Tennessee general partnership, and Equity Trust Company Custodian FBO Hulet T. Gregory IRA Z108673 (collectively, the “Memphis 60 Sellers”), to purchase a portfolio of up to 60 single-family homes located in Memphis, Tennessee, from the Memphis 60 Sellers, and which provided a description of the materials terms of the Memphis 60 Agreement.

On July 22, 2014, the Company, Reven Housing Tennessee, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (the “Buyer”), and Memphis 60 Sellers entered into a Fourth Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (the “Memphis 60 Amendment”), pursuant to which the parties amended the Memphis 60 Agreement (i) to assign the Company’s rights and interest in the Memphis 60 Agreement to the Buyer, and (ii) to delay the purchase of nine homes subject to the Memphis 60Agreement until such time as the homes are leased under certain conditions. If one or more of such homes are not leased under the specified conditions within 60 days after the date of the Memphis 60 Amendment, then the Buyer may elect not to proceed with the purchase of such homes.

The foregoing description of the Memphis 60 Amendment is qualified in its entirety by reference to the full text of the Memphis 60 Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Memphis 14 Purchase and Sale Agreement

Reference is made to the Form 8-K filed on June 10, 2014, by the Company, which reported the entry by the Company into that certain Single Family Homes Purchase and Sale Agreement (the “Memphis 14 Agreement”) with Highmark Investors, LLC, a Tennessee limited liability company (the “Memphis 14 Seller”), to purchase a portfolio of up to 14 single-family homes from the Seller, of which 13 homes are located in Memphis, Tennessee, and one home is located in Southaven, Mississippi, and which provided a description of the material terms of the Memphis 14 Agreement.

On July 22, 2014, the Company, the Buyer and the Memphis 14 Seller entered into a First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (the “Memphis 14 Amendment”), pursuant to which the parties amended the Memphis 14 Agreement (i) to assign the Company’s rights and interest in the Memphis 14 Agreement to the Buyer, and (ii) to delay the purchase of four properties in Memphis subject to the Memphis 14 Agreement until such time as certain conditions relating to the leases and rent payments of the homes have been met. If such conditions are not met within a maximum of 60 days after the date of the Memphis 14 Amendment, then the Buyer may elect not to proceed with the purchase of such homes.

The foregoing description of the Memphis 14 Amendment is qualified in its entirety by reference to the full text of the Memphis 14 Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Memphis, Tennessee

On July 28, 2014, the Buyer closed on the acquisition of 51 properties located in Memphis, Tennessee, pursuant to the Memphis 60 Agreement, as amended. The description of the Memphis 60 Agreement and the Memphis 60 Amendment in Item 1.01 above is incorporated herein by reference. The Memphis 60 Sellers do not have a material relationship with the Company and the acquisition was not an affiliated transaction. The contract purchase price for the 51 acquired properties was $4,131,800, exclusive of closing costs. The Company funded 100% of the purchase with cash. The 51 acquired properties average 1,811 square feet and are mostly three-bedroom two bath homes. Of the acquired properties, 34 are currently subject to one-year leases, three are subject to two-year leases, one is subject to a three-year lease and 13 properties are subject to month-to-month leases.

Additionally, on July 28, 2014, the Buyer closed on the acquisition of 10 properties, of which nine are located in Memphis, Tennessee, and one is located in Mississippi, pursuant to the Memphis 14 Agreement, as amended. The description of the Memphis 14 Agreement and the Memphis 14 Amendment in Item 1.01 above is incorporated herein by reference. The Memphis 14 Seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction. The contract purchase price for the 10 acquired properties was $631,000, exclusive of closing costs. The Company funded 100% of the purchase with cash. The 10 acquired properties average 1,525 square feet and are mostly three-bedroom, two bath homes. Of the acquired properties, nine are currently subject to one-year leases and one property is subject to a month-to-month lease.

The Company issued a press release regarding the acquisition of the Memphis, Tennessee, portfolios on July 28, 2014, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements of the acquired real property describe in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before October 11, 2014, by amendment to this Form 8-K.

(b)          Pro Forma Financial Information. See paragraph (a) above.

(d)          Exhibits.

The following exhibits are filed with this report:

Exhibit 10.1	Fourth Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Memphis 60).

Exhibit 10.2	First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Memphis 14).

Exhibit 99.1	Press release dated July 28, 2014, announcing the acquisition of the Memphis, Tennessee, portfolios.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: July 28, 2014	/s/ Chad M. Carpenter
Chad M. Carpenter
Chief Executive Officer